UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest reported event):  November 18, 2002


                               TECHNE COROPORATION
             (Exact name of Registrant as specified in its charter)


Minnesota                         0-17272              41-1427402
(State of Incorporation)   (Commission File No.)     (IRS Employer
                                                    Identification No.)


    614 McKinley Place N.E., Minneapolis, MN             55413
    (Address of principal executive offices)           (Zip Code)

                   Registrant's telephone number: 612-379-8854







Item 4.  Changes in Registrant's Certifying Accountant

On November 18, 2002, Techne Corporation (the "Registrant") dismissed its independent auditors, Deloitte & Touche LLP ("D&T") and engaged KPMG LLP ("KPMG") to serve as its new independent auditors for the fiscal year ending June 30, 2003. The dismissal of D&T and the engagement of KPMG were pursuant to action taken by the Audit Committee of the Registrant's Board of Directors.

D&T's reports on the Registrant's consolidated financial statements for each of the fiscal years ended June 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2002 and 2001 and through November, 18, 2002, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to D&T's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Registrant's consolidated financial statements for such years; and there were no "reportable events," as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided D&T with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of D&T's letter, dated November 22, 2002 and addressed to the Securities and Exchange Commission, stating its agreement with the statements contained in such disclosures.

During the years ended June 30, 2002 and 2001 and through the date of the Board's decision to engage KPMG, the Registrant did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

     16 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated November 22, 2002.



                             Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf hereunto duly authorized.

                                            TECHNE CORPORATION

Date:  November 18, 2002                    /s/ Thomas E. Oland
                                            ------------------------
                                            Thomas E. Oland, President